As filed with the Securities and Exchange Commission on September 27, 2012

Registration No. 333-138229

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MID-WISCONSIN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	06-1169935
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

132 West State Street

Medford, Wisconsin 54451

(715) 845-4336

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Scot G. Thompson

Principal Executive Officer

132 West State Street

Medford, Wisconsin 54451

(715) 845-4336

(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

Robert M. Fleetwood, Esq.

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

Approximate date of commencement of proposed sale to the public:  Not applicable, as this post-effective amendment to Form S-3 deregisters those securities that remain unsold hereunder as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated flier	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Registration No. 333-138229) filed by Mid-Wisconsin Financial Services, Inc. (the “Registrant”) on October 26, 2006 (the “Registration Statement”), to register 150,000 shares of the Registrant’s common stock, $0.10 par value per share (the “Common Stock”), for issuance under the Mid-Wisconsin Financial Services, Inc. Dividend Reinvestment Plan.

The Registrant has terminated the offering of Common Stock contemplated by the Registration Statement.  Accordingly, pursuant to an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Wisconsin on the 26th day of September, 2012.

MID-WISCONSIN FINANCIAL SERVICES, INC.
By: /s/ Scot G. Thompson Scot G. Thompson Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on September 26, 2012.

Signature	Title
/s/ Scot G. Thompson Scot G. Thompson	Principal Executive Officer
/s/ Rhonda R. Kelley Rhonda R. Kelley	Principal Accounting Officer (Principal Financial and Accounting Officer)
/s/ Dr. Kim A. Gowey Dr. Kim A. Gowey	Director, Chairman of the Board
/s/ Christopher J. Ghidorzi Christopher J. Ghidorzi	Director
/s/ James P. Hager James P. Hager	Director
/s/Brian B. Hallgren Brian B. Hallgren	Director
/s/Kurt D. Mertens Kurt D. Mertens	Director
/s/ Sidney C. Sczygelski Sidney C. Sczygelski	Director